Exhibit 13.2

Certification by the Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Amy Tung,  Chief Financial Officer of ATA Inc. (the “Company”), hereby certify, to the best of my knowledge, that the Company’s transition report on Form 20-F for the nine-month period ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in the Report.

Date: April 12, 2018

By:	/s/ Amy Tung
Name:	Amy Tung
Title:	Chief Financial Officer